AGREEMENT AND PLAN OF MERGER

         THIS  AGREEMENT  AND PLAN OF  MERGER  (this  "Agreement"),  dated as of
September 7, 2000, is by and among EQUITEX, INC., a Delaware corporation ("Equitex") with offices at Suite 190, 2401 PGA Blvd., Palm Beach Gardens, Florida 33410, GR.COM, INC., a Delaware corporation and a wholly owned subsidiary of Equitex ("GR.com") with offices at Suite 190, 2401 PGA Blvd., Palm Beach Gardens, Florida 33410, HOWARD J. ZUCKERMAN ("Zuckerman") , DAVID BRECHER ("Brecher"), MERIDIAN CAPITAL GROUP, LLC, a Delaware limited liability company ("Meridian" and collectively with Zuckerman and Brecher, the "Sellers") with offices at 4510 Sixteenth Avenue, Suite 200, Brooklyn, New York 11204 and THE MERIDIAN RESIDENTIAL GROUP, INC., a New York corporation (the "Target") with offices at 2636 Nostrand Avenue, Brooklyn, New York 11210. Equitex, GR.com, the Sellers and the Target are referred to collectively herein as the "Parties."

                                    ARTICLE I
                                   DEFINITIONS

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "DGCL" means the General Corporation Law of the State of Delaware, as amended.

         "EFFECTIVE TIME" means such time as the Target and GR.com file the Certificate of Merger with the Secretary of State of Delaware and with the Secretary of State of New York or at such later time as specified in the Certificate of Merger.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "GOVERNMENTAL ENTITY" shall mean any court, self-regulatory organization, administrative or regulatory agency or commission or other U.S., federal, state, local, municipal or foreign government or governmental body, official, authority or instrumentality.

         "KNOWLEDGE" means (1) with respect to the Target, the actual knowledge of any of its directors and officers, (2) with respect to the Sellers, the actual knowledge of the Sellers and (3) with respect to Equitex and GR.com, the actual knowledge of any of their directors and officers.

         "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including without limitation, those arising under any law (including, without limitation, any environmental law), action or government order and those arising under any contract, agreement, arrangement, commitment or undertaking.

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         "LIENS" shall mean all liens,  charges,  security  interests,  pledges, rights or claims of others, restraints on transfer or other encumbrances of any nature whatsoever.

         "MATERIAL ADVERSE CHANGE" means a change or development which results, or is likely to result, in a Material Adverse Effect.

         "MATERIAL ADVERSE EFFECT" means any circumstance, change or effect that is, or reasonably would be expected to be, materially adverse to the business or financial condition of a Person or on the ability of the Parties to consummate the transactions contemplated by this Agreement; provided, however, that "Material Adverse Effect" shall not include any circumstance, change or effect directly or indirectly attributable to (1) circumstances, changes or effects that generally affect the industry (or a portion thereof) in which the Target operates; (2) changes in general economic, legal, regulatory or political conditions relating to the Target's business or (3) any actions taken or omitted to be taken pursuant to the terms of this Agreement.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity (or any department, agency or political subdivision thereof).

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "TARGET SHARE" means any share of the common stock, par value $0.01 per share, of the Target.

                                   ARTICLE II
                              EFFECT OF THE MERGER

         SECTION 2.1 THE MERGER. The Target shall be merged with and into GR.com at the Effective Time (the "Merger").

         SECTION 2.2 SURVIVING CORPORATION. GR.com shall survive the Merger as the surviving corporation and shall continue its corporate existence under the laws of the State of Delaware (the "Surviving Corporation"). Within a reasonable time after the Effective Time, GR.com shall change its corporate name to "Meridian Residential Group, Inc."; provided that such name shall be used by GR.com only in connection with business conducted by the Target prior to the Closing.

         SECTION 2.3 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Thacher Proffitt & Wood, Two World Trade Center, New York, New York 10048, commencing at 10:00 a.m., Eastern Standard Time, on the later of September 30, 2000 or the second business day following the satisfaction or waiver of all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date and place as the Parties may mutually determine (the "Closing Date").

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

         SECTION 2.4 DELIVERIES AT THE CLOSING. At the Closing, (a) the Sellers and the Target will deliver to Equitex and GR.com the various certificates, instruments and documents required to be delivered under this Agreement, (b)
Equitex and GR.com will deliver to the Sellers and the Target the various certificates, instruments and documents required to be delivered under this Agreement, (c) Equitex will deliver to the Sellers certificates evidencing the Equitex Preferred Stock pursuant to Section 2.10 and (d) the Sellers will deliver certificates evidencing the Target Shares to GR.com for cancellation.

         SECTION 2.5 CERTIFICATE OF MERGER. Simultaneously with or promptly after the execution of this Agreement, an executed original Certificate of Merger (the "Certificate of Merger") shall be filed with the Secretary of State of Delaware and the Secretary of State of New York in accordance with the DGCL and the New York Business Corporation Law, as amended in the form attached hereto as Exhibit A.

         SECTION 2.6 EFFECTIVE TIME.

         (a) The Merger shall become effective at the Effective Time and shall have the effect set forth in the DGCL. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or GR.com in order to carry out and effectuate the transactions contemplated by this Agreement.

         (b) From and after the Effective Time, the separate corporate existence of GR.com with its purpose, object, rights, privileges, powers, certificates and franchises, shall continue unimpaired by the Merger. At the Effective Time, the separate corporate existence of the Target shall cease, and GR.com shall succeed to all the properties and assets of the Target and to all debts, choses in action and other interests due or belonging to the Target and shall be subject to, and responsible for, all Liabilities of the Target with the effects provided by the applicable provisions of the DGCL.

         SECTION 2.7 CERTIFICATE OF INCORPORATION. The certificate of incorporation of GR.com in effect at and as of the Effective Time will remain the certificate of incorporation of the Surviving Corporation without any modification or amendment in the Merger.

         SECTION 2.8 BYLAWS. The bylaws of GR.com in effect at and as of the Effective Time will remain the bylaws of the Surviving Corporation without any modification or amendment in the Merger.

         SECTION 2.9 DIRECTORS AND OFFICERS. The directors and officers of GR.com in office at and as of the Effective Date will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

         SECTION 2.10  ISSUE OF PREFERRED STOCK TO THE SELLERS.

         (a) At and as of the Effective Time, Equitex shall issue to Meridian FOUR HUNDRED TWENTY-FIVE THOUSAND (425,000) shares of Series F Preferred Stock of Equitex, par value

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$0.01 per share ("Equitex Preferred Stock").  The terms of the Equitex Preferred
Stock to be issued shall be included in a Certificate of Designation in the form attached hereto as Exhibit B.

         (b) Sixty (60) days following each of the first five (5) anniversaries of the Closing, Equitex shall issue to Meridian shares of Equitex Common Stock having a Market Value (as defined below) equal to twenty percent (20%) of the increase in the annual pre-tax net earnings of the Target's business for the most recently completed fiscal year over the pre-tax net earnings of the Target's business for the immediately preceding fiscal year (i.e., the pre-tax net earnings for the fiscal year ended December 31, 2000, on an annualized basis, shall be compared with the pre-tax earnings for the fiscal year ended February 29, 2000; the increase in pre-tax net earnings for the fiscal year ended December 31, 2001 shall be compared with the pre-tax earnings for the fiscal year ended December 31, 2000 and so on). In no event will the maximum number of shares of Equitex Common Stock that shall be delivered pursuant to this Section 2.10(b) exceed that number, the aggregate Market Value of which, as determined for each issue of such shares pursuant to Section 2.10(b) at the time of issuance, is THREE MILLION FOUR HUNDRED THOUSAND DOLLARS ($3,400,000.00).

"Market Value" shall mean the average closing price of the shares of Equitex on the Nasdaq automated quotation system, for the twenty (20) days prior to the Closing (or the anniversary of the Closing described in this Section).

         SECTION 2.11 CLOSING OF TRANSFER RECORDS. After the close of business on the Closing Date, transfers of Target Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

                                   ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE TARGET

         SECTION 3.1 REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS AND THE TARGET. As a material inducement to Equitex and GR.com to enter into this Agreement and consummate the transactions contemplated hereby, each of the Sellers and the Target, jointly and severally represent and warrant to Equitex and GR.com that:

         (a) ORGANIZATION; QUALIFICATION; AUTHORIZATION; NO BREACH. The Target is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as now conducted. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on the Target. True and complete copies of the certificate of incorporation, as amended to date, and the bylaws, as amended to date, of the Target have been furnished to Equitex. The minute books and ownership record books of the Target containing minutes of director and member meetings and transfer and ownership records are complete and correct in all material respects. The execution, delivery and performance of this Agreement has been duly authorized by the Sellers and the Target. This Agreement constitutes a valid and binding obligation of the Sellers and the Target, enforceable in accordance with its terms except (i) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally,

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

and (ii) as such enforceability may be limited by general principles of equity, regardless of whether asserted in a proceeding in equity or law. The fulfillment of and compliance with the respective terms of this Agreement by the Sellers and the Target, does not and shall not (1) conflict with or result in a breach of the terms, conditions or provisions of, (2) constitute a default under, (3) result in the creation of any Liens upon the capital stock, membership interests or assets to, (4) give any third party the right to modify, terminate or accelerate any obligation under, (5) result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice, or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, any law, statute, rule, regulation, order, judgment or decree to which the Sellers or the Target are subject, or any material agreement or instrument to which the Sellers or the Target are a party or otherwise bound.

         (b) COMPLIANCE WITH LAWS. The Target has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any failure so to comply.

         (c) CAPITALIZATION. The authorized capital stock of the Target consists of two thousand (2,000) shares of common stock, par value $0.01 per share ("Target Common Stock"), of which two thousand (2,000) shares are outstanding as of the date hereof. Each of such outstanding shares of Target Common Stock is duly authorized, validly issued, fully paid and nonassessable and was not issued in violation of any applicable law or of any preemptive right of stockholders. All Persons who own of record or beneficially any class or series of capital stock of the Target are set forth on SCHEDULE 3.1(C). Except for this Agreement and as set forth on SCHEDULE 3.1(C), there is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Target or any security or other instrument convertible into, exercisable for or exchangeable for capital stock of the Target. Except as set forth on SCHEDULE 3.1(C), there is no outstanding security or other instrument convertible into or exchangeable for capital stock of the Target.

         (d) TITLE TO ASSETS. The Target has good and marketable title to, or a valid leasehold interest in, all of the assets set forth on SCHEDULE 3.1(D)(I), free and clear of any Lien, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse against the Target, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Target under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person, except for the Liens listed on SCHEDULE 3.1(D)(II).

         (e) SUBSIDIARIES.  The Target has no Subsidiaries.

         (f) THE TARGET'S FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 3.1(F) are the statements of income and expense (cash basis) of the Target for the twelve (12) months ended February 29, 2000. The foregoing financial statements (the "Target's Financial Statements") (including in all cases the notes thereto, if any) were compiled from the books and records of the

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Target and present fairly, in all material  respects,  the results of operations and cash flows of the Target as of and for the period covered thereby.

         (g) NO MATERIAL ADVERSE CHANGE. Since February 29, 2000, there has been no Material Adverse Change in the financial condition, operating results or assets taken as a whole of the Target.

         (h) BROKERS' FEES. Neither the Sellers nor the Target has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         (i)  TAX MATTERS.

                  (i) The Target has filed all material federal, state or city returns, declarations, reports, claims for refund or information returns or statements relating to federal, state, local or foreign income (including taxes under the Code) or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not ("Taxes") including any schedule or attachment thereto, and including any amendment thereof ("Tax Returns") that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Target (whether or not shown on any Tax Returns) have been paid other than those not yet due and payable. No claim has ever been made by an authority in a jurisdiction where the Target does not file Tax Returns that the Target is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Target that arose in connection with any failure (or alleged failure) to pay any Taxes.

                  (ii) The Target has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor of the Target.

                  (iii) There is no dispute or claim concerning any liability for Taxes of the Target either (1) claimed or raised by any authority in writing or (2) to the Knowledge of the Sellers or the Target, based upon contact with any agent of such authority.

                  (iv) To the Knowledge of the Sellers and the Target, the Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to assessment or deficiency of Taxes.

         (j) REAL PROPERTY.

                  (i) SCHEDULE 3.1(J) sets forth a complete and correct list of all real property or premises used by the Target that are leased in whole or in part by the Target. Complete and correct copies of all leases, subleases, guarantees of lease, guarantees of sublease and other documents concerning such real property and the interests of the Target therein have been made available to Equitex and GR.com.

                  (ii) Except as noted on SCHEDULE 3.1(J), with respect to each lease and sublease listed on SCHEDULE 3.1(J):

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

                           (1) The lease or sublease is valid, binding, enforceable (except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally) and in full force and effect;

                           (2) The lease or sublease  will continue to be valid,
                  binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby subject to obtaining any necessary consents to the transfer of such leases;

                           (3) Neither the Target nor any third party to the lease or sublease is in material breach or material default thereof, and no event has occurred which, with notice or lapse of time, would constitute a material breach or material default or permit termination, modification or acceleration thereunder;

                           (4) There are no material disputes, oral   agreements
                  or forbearance programs in effect as to the lease or sublease; and

                           (5) Except as part of the  transactions  contemplated
                  hereby, the Target has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold other than customary landlord Liens.

         (k) CONTRACTS.

                  (i) SCHEDULE 3.1(K) hereto lists the contracts and other agreements relating to the Target to which the Target is a party and which will be assigned to or assumed by GR.com.

                  (ii) Other than as disclosed in SCHEDULE 3.1(K), there are no other contracts or other agreements to which the Target is a party which are or will be material to the ability of GR.com to carry on the business of the Target.

The Sellers and the Target have delivered or made available to Equitex and GR.com a correct and complete copy of each written agreement listed on Schedule 3.1(k). With respect to each such agreement: (A) the agreement is valid, binding, enforceable (except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws which limit generally creditors' rights and subject further to limitations on equitable remedies) and in full force and effect; (B) the agreement will continue to be valid, binding, enforceable (except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws which limit generally creditors' rights and subject further to limitations on equitable remedies) and in full force and effect on identical terms following the consummation of the transactions contemplated hereby and subject to obtaining necessary consents to transfer or assignment; (C) neither the Target nor, to the Knowledge of the Sellers or the Target, any other party is in material breach or material default, and no event has occurred which with notice or lapse of time would constitute a material breach or material default or permit termination, modification or acceleration, under the agreement; and (D) neither the Target nor, to the Knowledge of the Sellers or the Target, any other party has repudiated any material provision of the agreement.

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

         (l) LITIGATION. SCHEDULE 3.1(L) hereto sets forth each instance in which the Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator which, (A) is related to the business of the Target and (B) if determined adversely to the Target, would result in the payment of damages or other monies in excess of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) in the aggregate.

         (m) LABOR MATTERS. Except as set forth on Schedule 3.1(m) hereto, the Target is not a party to any collective bargaining agreement or any employment, consulting or similar agreement relating to the business of the Target or any agreement or arrangement providing for severance payments to any employee of the Target upon termination of employment or which provides benefits upon a change in control of the Target. There is no claim, complaint or charge made or, to the Knowledge of the Sellers or the Target, threatened for any unfair labor practice, charge or complaint against the Target.

         (n)  EMPLOYEE BENEFITS.

                  (i) The Target does not maintain and has not maintained or contributed or has not been required to contribute to any: (A) nonqualified deferred or retirement plan or arrangement which is an "Employee Pension Benefit Plan" (under ERISA ss.3(2)), (B) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (C) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any "Multiemployer Plan" under ERISA ss.3(37)) or (D) "Employee Welfare Benefit Plan" (under ERISA ss.3(1)) or material fringe benefit plan or program.

                  (ii) The Target does not contribute to, has not contributed to, and has not been required to contribute to any Multiemployer Plan and does not have any Liabilities (including withdrawal Liabilities) under any Multiemployer Plan.

                  (iii) The Target does not maintain and has not maintained or contributed or has not been required to contribute to any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents (other than (A) in accordance with ss.4980B of the Code or (B) coverage mandated by applicable laws).

         (o) PATENTS, TRADEMARKS AND LICENSES. Except as disclosed in SCHEDULE 3.1(O)(I), the Sellers own, possess or have licenses or similar rights to utilize all patents, trademarks, domain or trade names, service marks, franchises and technology necessary for the conduct of the Target's business as presently conducted without any infringement of or conflict with the rights of others. All such patents, trademarks, domain or trade names, service marks and franchises or applications therefor, are disclosed in SCHEDULE 3.1(O)(I), and all licenses therefore are disclosed in SCHEDULE 3.1(O)(II), and the Target's interests therein are similarly disclosed. Neither the consummation of the transactions contemplated by this Agreement will terminate or alter Equitex's ability to utilize the above described rights or the terms of such use.

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         (p) TARGET CAPITAL  STOCK.  All of the issued and  outstanding  capital stock of the Target shall be owned by the Sellers free and clear of any Lien. Each of such outstanding capital stock of the Target will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any applicable law or of any preemptive right of stockholders. Except for this Agreement, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Target or any security or other instrument convertible into, exercisable for or exchangeable for capital stock of the Target. There is no outstanding security of the Sellers or other instrument convertible into or exchangeable for capital stock of the Target.

         (q) GOVERNMENTAL PERMITS. Except as set forth on SCHEDULE 3.1(Q)(I), the Target possesses all material governmental and regulatory permits, licenses, consents, certificates, orders, authorizations and approvals (the "Governmental Permits") necessary to own or hold under lease and operate its properties and assets and to carry on its business as now conducted, including without limitation any required by applicable mortgage, insurance, consumer finance, environmental or other laws or regulations applicable to its business. All such Governmental Permits are in full force and effect. Neither the Sellers nor the Target has received any notice of proceedings relating to the revocation or modification of any such Governmental Permits, which, singly or in the aggregate, if the subject of an unfavorable ruling or finding, could have a material adverse effect on the properties, assets, financial condition, results of operation or business prospects of the Target. The Governmental Permits are listed on SCHEDULE 3.1(Q)(II). The Target is operating in compliance in all material respects with the provisions, terms and conditions of the Governmental Permits, and to the best knowledge of the Sellers, none of the Governmental Permits will be forfeited or terminated by, suspended or modified as a result of, or will require the consent of any governmental entity to, the consummation of the transactions contemplated hereby.

         (r) DISCLOSURE. No representation or warranty of the Sellers or the Target made hereunder or in the Schedules or in any certificate, statement or other document delivered by or on behalf of the Sellers or the Target hereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. Copies of all documents referred to herein or in the Schedules have been delivered or made available to Equitex and GR.com, are true, correct and complete copies thereof, and include all amendments, supplements or modifications thereto or waivers thereunder.

         (s) SUPPLEMENTS TO EXHIBITS. From time to time prior to the Closing Date, the Sellers and the Target will promptly supplement or amend any Schedules provided for in this Agreement (i) if any matter arises hereafter which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in any such Schedule, or (ii) if it becomes necessary to correct any information in any such Schedule which has become inaccurate; provided, however, that no such supplement or amendment to any Schedule shall be considered in determining satisfaction of the conditions set forth in Section 5.1(b) of this Agreement.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF EQUITEX AND GR.COM

         SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF EQUITEX AND GR.COM. Equitex and GR.com jointly and severally represent and warrant to the Sellers as of the Closing as follows:

         (a) ORGANIZATION; QUALIFICATION; AUTHORIZATION; NO BREACH. Each of Equitex and GR.com is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as now conducted. Each of Equitex and GR.com is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on Equitex or GR.com. True and complete copies of the certificate of incorporation, as amended to date, and the bylaws, as amended to date, of each of Equitex and GR.com have been furnished to the Target. The minute books and ownership record books of Equitex and GR.com containing minutes of director and member meetings and transfer and ownership records are complete and correct in all material respects. The execution, delivery and performance of this Agreement has been duly authorized by Equitex and GR.com. This Agreement constitutes a valid and binding obligation of Equitex and GR.com, enforceable in accordance with its terms except (i) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (ii) as such enforceability may be limited by general principles of equity, regardless of whether asserted in a proceeding in equity or law. The fulfillment of and compliance with the respective terms of this Agreement by Equitex and GR.com and the Sellers, does not and shall not (A) conflict with or result in a breach of the terms, conditions or provisions of,
(B) constitute a default under, (C) result in the creation of any Liens upon the capital stock, membership interests or assets pursuant to, (D) give any third party the right to modify, terminate or accelerate any obligation under, (E) result in a violation of or require any authorization, consent, approval, exemption or other action by or notice, or declaration to or filing with, any court or administrative or governmental body or agency pursuant to, any law, statute, rule, regulation, order, judgment or decree to which Equitex or GR.com is subject or any material agreement or instrument to which Equitex or GR.com is a party or otherwise bound.

         (b)      CAPITALIZATION.

                  (i) The authorized capital stock of Equitex consists of (1) seven million five hundred thousand (7,500,000) shares of Equitex Common Stock, par value $0.02 per share, of which seven million one hundred six thousand nine hundred forty-three (7,106,943) shares are outstanding as of the date hereof (excluding the shares to be delivered to the Sellers) and (2) two million (2,000,000) shares of Equitex Preferred Stock, par value $0.01 per share, of which one thousand four hundred fifty (1,450) shares are outstanding as of the date hereof. Each of such outstanding shares of Equitex Common Stock and each outstanding share of Equitex Preferred Stock is duly authorized, validly issued, fully paid and nonassessable, and was not issued in violation of any applicable law or of any preemptive right of stockholders. All Persons who own of record or beneficially five percent (5%) or more of any class or series of capital stock of Equitex are set forth on SCHEDULE 4.1(B)(I). Except for this Agreement and as set forth on SCHEDULE 4.1(B)(I), there is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of Equitex or any security or other instrument convertible into, exercisable for or exchangeable for capital stock of Equitex. Except as set forth on
         SCHEDULE  4.1(B)(I),   there  is  no  outstanding   security  or  other
         instrument convertible into or exchangeable for capital stock of Equitex.

                  (ii) The  authorized  capital stock of GR.com  consists of one thousand (1,000) shares of common stock, par value $0.01 per share ("GR.com Common Stock"). Each of such outstanding shares of GR.com Common Stock is duly authorized, validly issued, fully paid and nonassessable, is owned of record and beneficially by Equitex, and was not issued in violation of any applicable law or of any preemptive right of stockholders. Except for this Agreement, there is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of GR.com or any security or other instrument convertible into, exercisable for or exchangeable for capital stock of GR.com. There is no outstanding security or other instrument convertible into or exchangeable for capital stock of GR.com.

         (c) FILINGS WITH THE SEC. Equitex has made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (collectively, together with all of Equitex's voluntary filings with the SEC, the "Public Reports"). Each of the Public Reports has complied with the Securities Act and Exchange Act, as applicable, in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Equitex has delivered to the Sellers and the Target a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date).

         (d) FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 4.1(D) are the audited statements of income of Equitex for the twelve (12) months ended December 31, 1999 and the balance sheet of Equitex as at December 31, 1999. The foregoing financial statements ("Equitex's Financial Statements") (including in all cases the notes thereto, if any) are accurate and complete in all material respects and present fairly, in all material respects, the results of operations and cash flows of Equitex as of and for the period covered thereby.

         (e) NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has been no Material Adverse Change in the financial condition, operating results or assets taken as a whole of Equitex.

         (f) LITIGATION. SCHEDULE 4.1(F) hereto sets forth each instance in which Equitex or GR.com (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator which, (1) is related to the business of Equitex or GR.com and (2) if determined adversely to Equitex or GR.com, would result in the payment of damages or other monies in excess of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) in the aggregate.

         (g) BROKERS' FEES. Equitex or GR.com does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                                    ARTICLE V
                               CLOSING CONDITIONS

         SECTION 5.1 CONDITIONS TO THE OBLIGATION OF EQUITEX AND GR.COM TO CONSUMMATE THE TRANSACTIONS TO BE CONSUMMATED HEREUNDER AT THE CLOSING. The obligations of Equitex and GR.com to consummate the transactions to be consummated hereunder at the Closing are subject to the following conditions (unless waived by both Equitex and GR.com in their discretion):

         (a) NO ADVERSE CHANGE. No Material Adverse Change shall have occurred in the business or financial condition of the Target.

         (b) ACCURACY OF REPRESENTATIONS AND COMPLIANCE WITH CONDITIONS. All representations and warranties of the Sellers and the Target contained in
Article III of this Agreement shall be true and correct as of the Closing; as of the Closing, the Sellers and the Target shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by the Sellers and the Target at or before such time by this Agreement; and Equitex and GR.com shall have received a certificate executed by an officer of the Target, dated the Closing, to that effect, substantially in the form of Exhibit C.

         (c) OTHER CLOSING DOCUMENTS. The Sellers shall have delivered to Equitex and GR.com at or prior to the Closing such other documents, as Equitex and GR.com may reasonably request in order to enable Equitex and GR.com to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

         (d) LEGAL ACTION. A party other than Equitex, GR.com or any of their respective Affiliates shall not have instituted or threatened any legal proceeding relating to or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement or any of the other agreements, instruments and other documents executed or to be executed and delivered pursuant hereto or in connection therewith (collectively, and including this Agreement, the "Operative Documents") or to obtain substantial damages with respect thereto.

         (e) NO GOVERNMENTAL ACTION. There shall not have been any action taken or any law, rule, regulation, order or decree proposed, promulgated, enacted, entered, enforced or deemed applicable to the transactions contemplated by the Operative Documents, by any federal, state, local or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Equitex and GR.com, (i) makes any of the transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of Equitex and GR.com to consummate any of the transactions contemplated by this Agreement,
(iii) imposes limitations on the ability of GR.com effectively to exercise full rights of ownership of the Target's business or (iv) otherwise prohibits, restricts or materially delays consummation of any of the transactions contemplated by this Agreement.

         (f) CONTRACTUAL CONSENTS NEEDED. The Sellers and the Target shall have obtained at or prior to the Closing all consents, if any, required for the consummation of the transactions to be consummated hereunder at the Closing from any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Sellers or the Target is a party or to which they or their businesses, property or assets are subject or from any governmental body, authority or tribunal.

         (g) OPINION. The Buyer shall have received from Thacher Proffitt & Wood, counsel to the Seller, an opinion of such counsel, dated the Closing Date, with respect to the matters set forth in Section 3.1(a) and (c) and such other matters as Equitex and GR.com or their counsel may reasonably request.

         (h) OPERATING AGREEMENT. The Operating Agreement between the Target and Meridian Capital Funding, Inc. dated as of September 7, 2000 ("the Operating Agreement") attached in the form of Exhibit D hereto shall be in full force and effect.

         (i) OPERATING AGREEMENT LETTER. The Target shall have received a letter from Goodwin, Procter & Hoar LLP regarding the Operating Agreement that is reasonably satisfactory to Equitex and its counsel.

         SECTION 5.2 CONDITIONS TO THE OBLIGATION OF THE SELLERS AND THE TARGET TO CONSUMMATE THE TRANSACTIONS TO BE CONSUMMATED HEREUNDER AT THE CLOSING. The obligations of the Sellers and the Target to consummate the transactions to be consummated hereunder at the Closing are subject to the following conditions (unless waived by the Sellers in their discretion):

         (a)  REGISTRATION   RIGHTS  AGREEMENT.   Equitex  shall  enter  into  a
registration rights agreement with Meridian in the form attached hereto as Exhibit E.

         (b)   CERTIFICATE  OF   DESIGNATION.   Equitex  shall  have  filed  the
Certificate of Designation in the form attached hereto as Exhibit B with the Secretary of State of the State of Delaware.

         (c) NO ADVERSE CHANGE. No Material Adverse Change shall have occurred in the business or financial condition of Equitex or GR.com.

         (d) ACCURACY OF REPRESENTATIONS AND COMPLIANCE WITH CONDITIONS. All representations and warranties of Equitex and GR.com contained in Article IV of this Agreement shall be true and correct as of the Closing; as of the Closing, Equitex and GR.com shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by Equitex and GR.com at or before such time by this Agreement; and the Sellers shall have received a certificate executed by an officer of Equitex, dated the Closing, to that effect, substantially in the form of Exhibit F.

         (e) OTHER CLOSING DOCUMENTS. Equitex and GR.com shall have delivered to the Sellers and the Target at or prior to the Closing such other documents, as the Sellers or the Target may reasonably request in order to enable the Sellers and the Target to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

         (f) LEGAL ACTION. A party other than the Sellers, the Target or any of their respective Affiliates shall not have instituted or threatened any legal proceeding relating to or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement or any of the other agreements, instruments and other documents executed or to be executed and delivered pursuant hereto or in connection therewith (collectively, and including this Agreement, the "Operative Documents") or to obtain substantial damages with respect thereto.

         (g) NO GOVERNMENTAL ACTION. There shall not have been any action taken or any law, rule, regulation, order or decree proposed, promulgated, enacted, entered, enforced or deemed applicable to the transactions contemplated by the Operative Documents, by any federal, state, local or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the Sellers and the Target, (i) makes any of the transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of the Sellers and the Target to consummate any of the transactions contemplated by this Agreement, (iii) imposes limitations on the ability of the Sellers effectively to exercise full rights of ownership of Equitex Preferred Stock or Equitex Common Stock or (iv) otherwise prohibits, restricts or materially delays consummation of any of the transactions contemplated by this Agreement.

         (h) CONTRACTUAL CONSENTS NEEDED. The Sellers and the Target shall have obtained on or prior to the Closing all consents required for the consummation of the transactions to be consummated hereunder at the Closing from any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Sellers are a party or to which they or any of their businesses, property or assets are subject or of any governmental body, authority or tribunal.

         (i) CAPITAL CONTRIBUTION TO GR.COM. At and as of the Effective Time, Equitex shall make a capital contribution of TWO HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($225,000.00) to GR.com and shall provide evidence thereof satisfactory to the Sellers.

                                   ARTICLE VI
                                  POST-CLOSING

         SECTION 6.1 STAND ALONE OPERATION. Equitex shall operate GR.com as a stand alone operation for at least two (2) years following the Closing. For at least five (5) years following the Closing, Equitex shall deliver to the Sellers monthly and annual financial information and reports related to the operations and financial condition of the business of GR.com, in such form as shall permit the Sellers to ascertain the pre-tax net earnings of GR.com's business in accordance with Section 2.10(b) of this Agreement. GR.com shall apply for and use its best efforts to obtain a New York residential mortgage brokerage license within a reasonable period of time following the Closing, and such license shall only be used in connection with the business conducted by the Target immediately prior to the Closing. Notwithstanding the foregoing, nothing shall prohibit GR.com from obtaining and operating under residential or other mortgage brokerage licenses in any other jurisdiction.

                                   ARTICLE VII
                                 INDEMNIFICATION

         SECTION 7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the Parties contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any Party hereto. The representations and warranties provided for in this Agreement shall survive for eighteen (18) months beyond the Closing, except that (a) the representations and warranties in Section 3.1(i) shall survive until six (6) months after the end of the applicable statute of limitations and (b) the representations and warranties contained in Sections 3.1(a), 3.1(p) and 4.1(a) shall survive forever (the foregoing periods being referred to as, collectively, the "Survival Periods"); PROVIDED, HOWEVER, that in the event that any Party hereto makes a claim for a breach of a representation or warranty under this
Section 7.1 prior to the last day of the applicable Survival Period, such representation and warranty shall survive until final disposition of such claim. The provisions of this Section 7.1 shall not limit any covenant or agreement of the Parties hereto (and the covenants and agreements of the Parties hereto shall survive forever).

         SECTION 7.2  INDEMNIFICATION OBLIGATIONS OF THE SELLERS.

         (a)  Subject  to the  Survival  Periods,  the  Sellers  will  indemnify
Equitex, GR.com and their respective Affiliates, stockholders, officers, directors, employees, agents, representatives and successors and assigns (collectively, the "Equitex Indemnitees") in respect of, and save and hold each of the Equitex Indemnitees harmless against and pay on behalf of or reimburse each of the Equitex Indemnitees as and when incurred, any claims, Liabilities, losses, damages, deficiencies, assessments, judgments, remediations and costs or expenses (including reasonable attorneys', consultants' and experts' fees and expenses incurred in connection therewith) ("Losses") which any of the Equitex Indemnitees suffers, sustains or becomes subject to as a result of or by virtue of, without duplication:

                  (i) any facts or circumstances that constitute a breach of representation or warranty of the Sellers or the Target set forth in this Agreement or any certificate delivered pursuant to this Agreement; or

                  (ii) any nonfulfillment or breach of any covenant or agreement of the Sellers or the Target, set forth in this Agreement.

         (b) The Sellers and the Target acknowledge that the agreement contained in this Section 7.2 is an integral part of the transactions contemplated by this Agreement and that, without such agreement, Equitex and GR.com would not enter into this Agreement. Accordingly, if the Sellers fail to pay promptly the amounts due pursuant to this Section 7.2 and, in order to obtain such amounts, Equitex or GR.com commences a suit against the Sellers to collect the amounts provided for herein, the Sellers shall also be liable to pay to Equitex and GR.com their reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit if Equitex or GR.com prevails therein.

         SECTION 7.3 INDEMNIFICATION OBLIGATIONS OF EQUITEX AND GR.COM.

         (a) Subject to the Survival Periods, Equitex and GR.com will indemnify the Sellers and their respective agents, representatives and successors and assigns (collectively, the "Sellers Indemnitees") in respect of, and save and hold each of the Sellers Indemnitees harmless against and pay on behalf of or reimburse each of the Sellers Indemnitees as and when incurred, any claims, Liabilities, losses, damages, deficiencies, assessments, judgments, remediations and costs or expenses (including reasonable attorneys', consultants' and experts' fees and expenses incurred in connection therewith) ("Losses") which any of the Sellers Indemnitees suffers, sustains or becomes subject to as a result of or by virtue of, without duplication:

                  (i) any facts or circumstances that constitute a breach of representation or warranty of Equitex or GR.com set forth in this Agreement or any certificate delivered pursuant to this Agreement; or

                  (ii) any nonfulfillment or breach of any covenant or agreement of Equitex or GR.com, set forth in this Agreement.

         (b) Equitex and GR.com acknowledge that the agreement contained in this
Section 7.3 is an integral part of the transactions contemplated by this Agreement and that, without such agreement, the Sellers and the Target would not enter into this Agreement. Accordingly, if Equitex or GR.com fails to pay promptly the amounts due pursuant to this Section 7.3 and, in order to obtain such amounts, the Sellers commence a suit against Equitex or GR.com to collect the amounts provided for herein, Equitex and GR.com shall also be liable to pay to the Sellers their reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit if the Sellers prevail therein.

         SECTION 7.4  INDEMNIFICATION PROCEDURES.

         (a) Any Person making a claim for  indemnification  pursuant to Section
7.2 or 7.3 above (each, an "Indemnified Party") must give the Party from whom indemnification is sought (an "Indemnifying Party") written notice of such claim (an "Indemnification Claim Notice") promptly after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other claim (a "Proceeding") against or involving the Indemnified Party by any Person or otherwise discovers the liability, obligation or facts giving rise to such claim for indemnification; provided however, that the failure to notify or delay in notifying an Indemnifying Party will not relieve the Indemnifying Party of its obligations pursuant to Section 7.2 or 7.3 above, as applicable, except to the extent that such failure actually harms the Indemnifying Party (it being understood that any claim for indemnity pursuant to Section 7.2 or 7.3 above must be made by notice given within the applicable Survival Period. Such notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).

         (b) With respect to the defense of any Proceeding against or involving an Indemnified Party in which any Person in question seeks only the recovery of a sum of money for which indemnification is provided in Section 7.2 or 7.3 above, at its option an Indemnifying Party may appoint as lead counsel of such defense any legal counsel selected by the Indemnifying Party; provided, that before the Indemnifying Party assumes control of such defense it must first:

                  (i) enter into an agreement with the Indemnified Party (in form and substance reasonably satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of any rights other than the right to be subrogated to the rights of the Indemnified Party) for all Losses relating to such Proceeding and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such Proceeding or the facts giving rise to such claim for indemnification; and

                  (ii) furnish the Indemnified Party with evidence that the Indemnifying Party, in the Indemnified Party's reasonable judgment, is and will be able to satisfy any such liability.

         (c) Notwithstanding Sections 7.2(b) and 7.3(b) above, (i) the Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense (PROVIDED, HOWEVER, that the Indemnifying Party will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which the Indemnifying Party effectively assumes control of such defense), and (ii) the Indemnifying Party will not be entitled to assume control of the defense of such claim and will pay, the reasonable fees and expenses of one legal counsel retained by the Indemnified Party (and such local counsel as may be required), if:

                           (A) the Indemnified  Party  reasonably  believes that
                  there exists or could arise a conflict of interest which, under applicable principles of legal ethics, could prohibit a single legal counsel from representing both the Indemnified Party and the Indemnifying Party in such Proceeding; or

                           (B) a court of competent  jurisdiction rules that the
                  Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim.

         (d) The Indemnifying Party must obtain the prior written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold) prior to entering into any settlement of such claim or Proceeding or ceasing to defend such claim or Proceeding; provided that in the case where the Indemnified Party is in control of the defense of the claim or Proceeding, the Indemnified Party must obtain the consent of the Indemnifying Party (which consent will not be unreasonably withheld) prior to entering into any such settlement or ceasing to defend such claim or Proceeding.

         (e) Notwithstanding any other provision hereof, an Indemnifying Party shall not be liable under Section 7.2 or 7.3, as the case may be, for any claims sustained by the Indemnified Party pursuant to Section 7.2 or 7.3 hereof, as applicable, unless and until the aggregate amount of all such claims sustained by the Indemnified Party shall exceed ONE HUNDRED THOUSAND DOLLARS ($100,000.00).

                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.1 NOTICES. All notices, communications and deliveries hereunder shall be made in writing signed by the Party making the same, shall specify the Section hereunder pursuant to which it is given or being made and shall be deemed given or made on (a) the date delivered if delivered in person or sent by facsimile or (b) the first business day after the date it is sent by a nationally recognized courier (with delivery and other fees prepaid) as follows:

         To the Sellers or the Target:
         ----------------------------

         Meridian Capital Group, LLC
         4510 Sixteenth Avenue, Suite 200
         Brooklyn, New York 11204
         Attn:  Howard J. Zuckerman
         Fax:  (718) 972-0722
         Confirmation No.:  (718) 972-3600

         With a copy to:
         --------------

         Thacher Proffitt & Wood
         Two World Trade Center
         New York, New York 10048
         Attn:  Lauris G. L. Rall
         Fax:  (212) 912-7751

         To Equitex or GR.com:
         --------------------

         Equitex, Inc.
         Suite 190
         2401 PGA Blvd.
         Palm Beach Gardens, Florida 33410
         Attn:  Henry Fong
         Fax:  (561) 624-0886

         With a copy to:
         --------------

         Boodell LeBaron & Trinka, LLC
         150 North Michigan Avenue, Suite 2500
         Chicago, Illinois 60601
         Attn:  C. Frederick LeBaron, Jr.
         Fax:  (312) 920-3685

or to such other representative or at such other address of a Party as such Party hereto may furnish to the other Parties in writing.

         SECTION 8.2 COMPUTATION OF TIME. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday or any date on which banks in New York are authorized to be closed, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

         SECTION 8.3 NUMBER; GENDER. Whenever the context so requires, the singular shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

         SECTION 8.4 CAPTIONS. The titles, captions and table of contents contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Exhibits and Schedules are references to Exhibits and Schedules to this Agreement.

         SECTION 8.5 FURTHER ACTIONS. At any time and from time to time, each Party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         SECTION 8.6 EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto or other documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

         SECTION 8.7 WAIVER. Any waiver by any Party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         SECTION 8.8 SURVIVAL. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive the Closing and any delivery of any consideration by Equitex, irrespective of any investigation made by or on behalf of any Party.

         SECTION 8.9 SEVERABILITY. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the Parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

         SECTION 8.10 ASSIGNMENT; SUCCESSORS IN INTEREST. Except as otherwise provided herein, this Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors, assigns and legal representatives. This Agreement shall be for the sole benefit of the Parties to this Agreement and their respective heirs, successors, assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the Parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

         SECTION 8.11 INTEGRATION; AMENDMENT. This Agreement supersedes all negotiations, agreements and understandings among the Parties with respect to the subject matter hereof and constitutes the entire agreement among the Parties hereto. This Agreement may be amended by the Parties hereto by or pursuant to action taken at any time before or after the Closing. Without limiting the foregoing, this Agreement may not be amended, modified or supplemented except by written agreement of the Parties hereto.

         SECTION 8.12 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and which together shall constitute one (1) instrument.

         SECTION 8.13 SPECIFIC PERFORMANCE AND OTHER REMEDIES. Each of the Parties hereto acknowledges that the rights of each Party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may be without an adequate remedy at law. Therefore, the Parties each agree that in the event that any other Party violates or fails or refuses to perform any covenant or agreement made by such Party herein, the non-breaching Party or Parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

         SECTION 8.14 EXPENSES. Each Party shall bear its own costs and expenses (including all legal, accounting, investment banking and other costs) with respect to this Agreement.

         SECTION 8.15 TRANSFER TAXES. The Sellers shall be liable for and shall pay when due, any transfer, gains, documentary, sales, use, registration, stamp, value added or other similar Taxes payable by reason of the transactions contemplated by this Agreement, and the Sellers shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes.

         SECTION 8.16 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         SECTION 8.17 WAIVER OF JURY TRIAL. Each of the Parties hereto hereby waives, to the extent permitted by applicable law, trial by jury in any litigation in any court with respect to, in connection with or arising out of this Agreement or the validity, interpretation or enforcement hereof and agrees that this Section 8.17 is a specific and material aspect of this Agreement and acknowledges that the Parties hereto would not enter into this Agreement if this
Section 8.17 were not part of this Agreement.

         SECTION 8.18 CONFIDENTIALITY. Except as may be required by the provisions of applicable law and regulation, the Parties hereto agree that they will not disclose to any other Person the fact that this Agreement has been entered into thereby or any of the terms, conditions or other facts with respect thereto provided that in the event a Party hereto deems disclosure is required in order that it not commit a violation of law or regulation, it shall use its best efforts to discuss in advance with counsel to the non-disclosing Party the requirement to make, and the substance of, such disclosure.

         SECTION 8.19 PUBLICITY. No notices to third parties or other publicity, including press releases, concerning any of the transactions provided for herein shall be made by any Party hereto unless planned and coordinated jointly among the Parties hereto, except to the extent otherwise required by law.

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

                                        /s/ Howard J. Zuckerman
                                       -----------------------------------
                                       Howard J. Zuckerman

                                        /s/ David Brecher
                                       -----------------------------------
                                       David Brecher


                                       EQUITEX, INC.


                                       By:      /s/ Henry Fong
                                          -------------------------------
                                       Name:     Henry Fong
                                       Title:   President


                                                     GR.COM, INC.


                                       By:      /s/ Henry Fong
                                           -------------------------------
                                           Name:    Henry Fong
                                           Title:   President


                                       MERIDIAN CAPITAL GROUP, LLC


                                       By:      /s/ Howard J. Zuckerman
                                          -------------------------------
                                          Name:    Howard J. Zuckerman
                                          Title:  Chairman


                                      THE MERIDIAN RESIDENTIAL GROUP, INC.


                                       By:      /s/ Howard J. Zuckerman
                                          -------------------------------
                                          Name:    Howard J. Zuckerman
                                          Title:   Chairman